SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2005



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number 1-13082


                New York                   13-3131650
(State or other jurisdiction of                (I.R.S. Identification Number)
Employer incorporation or organization)

               603 West 50th Street, New York, NY 10019
               (Address of principal executive offices)

Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial
Condition.

     On October 27, 2005, Kenneth Cole Productions, Inc. (the "Company") (NYSE: KCP) issued a press release announcing the Company's results for the third quarter ended September 30, 2005, which press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:

          99.1 Press Release dated October 27, 2005.

Limitation on Incorporation by Reference

      In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. The filing of this Current Report on form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


                              Kenneth Cole Productions, Inc.
                              Registrant


 Dated: October 27, 2005      By:  /s/ DAVID P.EDELMAN
                              Name: David P. Edelman
                              Title: Chief Financial Officer

Exhibit Index

Exhibit No.                             Description
     99.1                  Press Release dated October 27, 2005

Company Contact:  David Edelman, Chief Financial Officer,
Kenneth Cole Productions, Inc. 212-265-1500

Investor Relations Contact:  James. R. Palczynski, Principal,
Integrated Corporate Relations, Inc.  203-682-8229

  - Kenneth Cole Productions, Inc. Announces Third Quarter Results -
     - Reports Earnings Per Share of $0.53, Ahead of Expectations -
  - Company Continues to Make Progress in Brand Repositioning Strategy -
        - Increases Quarterly Dividend by 12.5% to $0.18 Per Share -
                   - Revises Fourth Quarter Outlook -

     New York, New York, October 27, 2005 / PR Newswire - Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the third quarter ended September 30,
2005.   Third quarter earnings per fully-diluted share  were
$0.53  versus  $0.59  in  the  year-ago  period,  ahead   of
expectations and the company's recent guidance of  $0.48  to
$0.52.   The company's third quarter net revenues  decreased
6.2% to $135.8 million.
      Gross margin for the third quarter was 44.6% compared to the year-ago gross margin of 44.0%. SG&A for the third quarter increased by 8.1%, or $3.6 million, to $47.9 million. This includes approximately $0.5 million of expense associated with a shift in the company's compensation structure toward restricted stock in lieu of options. Without this item, SG&A increased 6.9% versus the year-ago level.
        The Company's consolidated inventories of $56.1 million on September 30, 2005 were down 3.9% versus the year-ago level of $58.4 million. Wholesale inventories decreased by 11.1% to $27.5 million while consumer direct inventories increased 4.2% to $28.7 million. The Company believes these levels are appropriate.
     Third quarter wholesale revenues of $81.5 million were down 7.9% versus the prior year's level. Consumer direct revenues for the third quarter decreased to $43.2 million,
down  2.6%  versus  the same quarter of  last  year.   Sales
associated  with  square footage growth  were  offset  by  a comparable store sales decline of 7.6% in the quarter. Licensing revenue for the third quarter decreased by 6.2% to $11.1 million versus $11.8 million in the same quarter of the prior year.
     Kenneth Cole Productions, Inc. also issued revised financial guidance for the fourth quarter of fiscal 2005. Due to an expectation of slower than expected comparable store sales and additional legal and severance expenses, the Company now anticipates that earnings per share are likely to range between $0.35 and $0.38 for the fourth quarter.
     Chairman and Chief Executive Officer Kenneth Cole said,
"Although   we   are  not  satisfied  with   our   financial
performance, we are pleased with the strategic progress we made this quarter. We believe that the steps taken and cost incurred were necessary to achieve our long-term plans and that we will begin to realize the associated benefits in the
not  too  distant  future.   We  continued  to  realign  our
distribution, introduce higher price and quality levels in our product, and improve our operating capabilities."
     The company also announced today that its board of directors had approved a 12.5% increase in its quarterly dividend, raising it to $0.18 per share. The third quarter dividend is payable to shareholders of record as of November 23rd and is payable on December 15th.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Kenneth Cole Reaction," "Unlisted, a Kenneth Cole Production," and "Tribeca," a Kenneth Cole Production," as well as footwear under the licensed trademark "Bongo." The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, timepieces, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct-to-consumer catalogs and e-commerce. Further information can be found at www.kennethcole.com.

Forward Looking Statement Disclosure
The  Private  Securities Litigation Reform Act of  1995  and
Section 21E of the Securities Exchange Act of 1934 provide a safe harbor for forward-looking statements made by or on behalf of the Company. The statements in this release that refer to future plans and performance are forward-looking statements and are made on the basis of management's views and assumptions, as of the time the statements are made, regarding future events and business performance and are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may
vary   materially  from  those  anticipated,  estimated   or
projected.   There  can  be no assurance  that  management's
expectations  will  necessarily come to pass.  A  number  of factors affecting the Company's business and operations could cause actual results to differ materially from those
contemplated   by  the  forward-looking  statements.   Those
factors include, but are not limited to, changes in the domestic and economic conditions or in political, economic
or   other  conditions  affecting  foreign  operations   and
sourcing, demand and competition for the Company's products, changes in consumer preferences on fashion trends, delays in anticipated store openings and changes in the Company's relationship with its suppliers and other resources. This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative, but by no means exhaustive. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission. Accordingly, readers of this release should consider these facts in evaluating the information and are cautioned not to place undue reliance on the forward-looking statements contained herein. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                         Kenneth Cole Productions, Inc.
                     Quarter Ended           Nine Months Ended

(In thousands, except
per share amounts)

                        9/30/05      9/30/04        9/30/05     9/30/04
Net sales             $ 124,720     $ 132,929     $ 354,293     $350,000

Licensing and other
Revenue                  11,059        11,784        30,719       30,147

Net revenue           $ 135,779     $ 144,713     $ 385,012    $ 380,147
                      =========     =========     =========    =========

Gross profit             60,533        63,624       172,068      167,466

Selling, gen'l &         47,915        44,344       137,058      125,518
administrative

Operating income         12,618        19,280        35,010       41,948

Interest  and other
income                    1,952           330         3,304          921

Income before taxes      14,570        19,610        38,314       42,869

Income tax expense        3,717         7,452        12,264       16,291

Net income             $ 10,853      $ 12,158      $ 26,050     $ 26,578
                       ========      ========      =========    ========


Net income per share:
Basic                     $ .54         $ .60         $ 1.31       $ 1.33
                        ========     =========      =========    =========
Net income per share:
Diluted                   $ .53         $ .59         $ 1.28       $ 1.29
                        ========     =========      =========    =========
Average shares
outstanding:  Basic     19,954,000    20,170,000     19,845,000   20,024,000

Average shares
outstanding:   Diluted  20,406,000    20,693,000     20,303,000   20,677,000



Balance Sheet Data:
                             9/30/05        12/31/04        9/30/04

Cash & Marketable
Securities                 $  107,916      $ 120,014      $ 101,650
Due from Factor/Accounts
Receivable                     59,924         51,914         63,586
Inventory                      56,146         47,166         58,426
Total Assets                  333,545        304,587        302,345
Working Capital               183,798        173,007        181,129
Accounts Payable               30,104         35,767         32,821
Long-term Debt                      0              0              0
 Total Shareholders'
Equity                        238,990        216,528        222,719
